UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

UBIQUITY BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

As previously disclosed in the Current Report on Form 8-K filed with the SEC on November 26, 2013, Ubiquity Broadcasting Corporation (the “Company”) filed an amendment to the Company’s Articles of Incorporation to effect a forward split of the Company’s issued and outstanding shares on a basis of four (4) new shares for one (1) old share (the “Forward Split”). Consequently, once affected, our issued and outstanding common stock would increase from 77,021,110 shares to 308,084,440 shares, all with a par value of $0.001 per share.

On December 4, 2013, the Financial Industry Regulatory Authority (FINRA) notified the Company that it had approved the Forward Split with an effective date of December 6, 2013. The Forward Split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on December 6, 2013 under the symbol “UBIQ”. The “D” will be placed on our ticker symbol for twenty (20) business days. After twenty (20) business days, our symbol will revert back to the original symbol.

Item 9.01 Exhibits.

Exhibit Number	Description
3.1(iii)	Amended Articles of Incorporation – Dated November 21, 2013 (incorporated by reference to the Exhibit attached to the Current Report on Form 8-K filed with the SEC on November 26, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 4, 2013

UBIQUITY BROADCASTING CORPORATION

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer and
President